Exhibit (h)(4)

April 15, 2016

State Street Bank and Trust Company
Channel Center, CCB7
One Iron Street
Boston, MA 02210
Attention:  Penny O’Kelley, Managing Director

Re:  ALPS ETF Trust (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established one new series of shares to be known as Sprott Buzz Social Media Insights ETF, respectively (the “Portfolio”).

In accordance with Section 12, the Additional Portfolios provision, of the Transfer Agency and Service Agreement dated as of June 30, 2015, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Trust hereby requests that State Street act as Transfer Agent for the new Portfolio under the terms of the Agreement. In connection with such request, the undersigned Trust hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 3 of the Agreement. Schedule A to the Agreement shall be deleted and replaced in its entirety with Schedule A attached herein.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,
ALPS ETF TRUST
on behalf of:
Sprott Buzz Social Media Insights ETF

By:	/s/ Thomas A. Carter
Name:	Thomas A. Carter
Title:	President, Duly Authorized

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY
By:	/s/ Gunjan Kedia
Name:	Gunjan Kedia
Title:	Executive Vice President, Duly Authorized

Effective Date: April 15, 2016

Schedule A

LIST OF PORTFOLIOS

Alerian Energy Infrastructure ETF	Effective 8/3/2015
Alerian MLP ETF	Effective 8/3/2015
ALPS Emerging Sector Dividend Dogs ETF	Effective 8/3/2015
ALPS Enhanced Put Write Strategy ETF	Effective 6/30/2015
ALPS Equal Sector Weight ETF	Effective 8/3/2015
ALPS International Sector Dividend Dogs ETF	Effective 8/3/2015
ALPS Medical Breakthroughs ETF	Effective 8/3/2015
ALPS MSCI EAFE Equal Sector Weighted ETF	Effective 6/30/2015
ALPS MSCI Emerging Markets Equal Sector Weighted ETF	Effective 6/30/2015
ALPS Sector Dividend Dogs ETF	Effective 8/3/2015
ALPS Sector Leaders ETF	Effective 6/30/2015
ALPS Sector Low Volatility ETF	Effective 6/30/2015
ALPS STOXX Europe 600 ETF	Effective 8/3/2015
Barron's 400 ETF	Effective 8/3/2015
Cohen & Steers Global Reality Majors ETF	Effective 8/3/2015
Global Commodity Equity ETF	Effective 8/3/2015
Janus Velocity Tail Risk Hedged Large Cap ETF	Effective 8/3/2015
Janus Velocity Volatility Hedged Large Cap ETF	Effective 8/3/2015
Riverfront Strategic Income Fund	Effective 8/3/2015
Sprott Buzz Social Media Insights EFT	Effective 4/15/2016
Sprott Gold Miners ETF	Effective 8/3/2015
Sprott Junior Gold Miners ETF	Effective 8/3/2015
U.S. Equity High Volatility Put Write Index Fund	Effective 8/3/2015
Workplace Equality Portfolio	Effective 8/3/2015